Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

November 26, 2014

Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts  02458

Re:          Registration Statement on Form S-3 of Select Income REIT

Ladies and Gentlemen:

We have acted as special counsel to Select Income REIT, a Maryland real estate investment trust (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of the following securities of the Company: (a) common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”); (b) preferred shares of beneficial interest of the Company (the “Preferred Shares”), which may be issued in one or more series; (c) fractional shares of the Company’s Preferred Shares represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), proposed to be entered into between the Company and a bank or trust company to be named (the “Depositary”); (d) debt securities, which may be issued in one or more series (the “Debt Securities”), including senior debt securities (“Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”) and junior subordinated debt securities (“Junior Subordinated Debt Securities”); (e) warrants (the “Warrants”) to purchase from or sell to the Company, or to receive from the Company the cash value of the right to purchase or sell, Debt Securities, Preferred Shares, Depository Shares or Common Shares as shall be designated by the Company at the time of the offering and which may be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (the “Warrant Agent” or “Warrant Agents”); and (f) such indeterminate number of Common Shares or Preferred Shares, Depositary Shares, Debt Securities, or Warrants as may be issued upon exercise, conversion or exchange of other securities, including under any anti-dilution adjustments determined at the time of

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offering (collectively, “Indeterminate Securities”).  Any Senior Debt Securities are to be pursuant to an indenture proposed to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement,which is filed as an exhibit to the Registration Statement (the “Senior Indenture”), together with any supplemental indentures or officer’s certificates with respect thereto. Any Senior Subordinated Debt Securities are to be issued pursuant to an indenture proposed to be entered into between the Company and the Trustee, the form of which is filed as an exhibit to the Registration Statement (the “Senior Subordinated Indenture”), together with any supplemental indentures or officer’s certificates with respect thereto. Any Junior Subordinated Debt Securities are to be issued pursuant to an indenture proposed to be entered into between the Company and the Trustee, the form of which is filed as an exhibit to the Registration Statement (the “Junior Subordinated Indenture” and, together with the Senior Indenture and Senior Subordinated Indenture, the “Indentures”), together with any supplemental indentures or officer’s certificates with respect thereto. The Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, and the Warrants are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the Registration Statement;

(ii) the form of Senior Indenture filed as an exhibit to the Registration Statement;

(iii) the form of Senior Subordinated Indenture filed as an exhibit to the Registration Statement; and

(iv) the form of Junior Subordinated Indenture filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements

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and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. As used herein, “Transaction Agreements” means the Junior Subordinated Indenture, the Senior Subordinated Indenture and Senior Indenture and the supplemental indentures and officer’s certificates thereto, the Warrant Agreements, and the Deposit Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations thereunder; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the board of trustees of the Company (the “Board of Trustees”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary trust action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the applicable Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the Declaration of Trust of the Company (the “Declaration of Trust”) or the Bylaws of the Company (“Bylaws”) or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the certificates evidencing the Offered Debt

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Securities have been issued in a form that complies with the provisions of the applicable Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2.  With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants of such series (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary trust action to approve the issuance, sale and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Declaration of Trust or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Common Shares, Preferred Shares, Depositary Shares and Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (viii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and duly issued and sold in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

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3.  With respect to any Depositary Shares, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Depositary Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Receipt relating to the Offered Depositary Shares has been duly authorized, executed and delivered by the applicable Depositary and the other parties thereto; (v) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary trust action to approve the issuance, sale and terms of the Offered Depositary Shares and related matters; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Declaration of Trust or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Depositary; (vii) the Offered Depositary Shares have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Deposit Agreement in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and duly issued and sold in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto; (vii) the Preferred Shares relating to such Offered Depositary Shares have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement or term sheet relating thereto; and (viii) the Receipts evidencing such Offered Depositary Shares have been duly issued against the deposit of such Preferred Shares in accordance with the applicable Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, the Offered Depositary Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Deposit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)           the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

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(b)           we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)           except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)           we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)            we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)           we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment and, further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)           we have assumed that the choice of New York law to govern the Indentures and any supplemental indentures or officer’s certificates thereto is a valid and legal provision;

(i)            we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements and Depositary Agreements and that such choice is and will be a valid and legal provision;

(j)            we have assumed that the applicable Indenture will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Debt Securities, Receipts and Warrants that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee, Depositary and Warrant Agent, as the case may be;

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(k)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency;

(l)            we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(m)          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)           the Company (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its formation and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its formation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which the Company is a party;

(b)           the Company has the trust power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the Company is a party;

(c)           each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite trust action on the part of the Company;

(d)           neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the the Declaration of Trust or the Bylaws, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)           neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated

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thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP